                                      EXHIBIT 6



                                    NEXTNET, INC.





                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT





                                  September 21, 1998

                                  TABLE OF CONTENTS

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                                                                        PAGE
                                                                        ----
1. Purchase and Sale of Preferred Stock. . . . . . . . . . . . . . . . . .1
     1.1 Sale and Issuance of Series B Preferred Stock . . . . . . . . . .1
     1.2 Closing; Delivery . . . . . . . . . . . . . . . . . . . . . . . .1
2. Representations and Warranties of the Company . . . . . . . . . . . . .2
     2.1 Organization, Good Standing and Qualification . . . . . . . . . .2
     2.2 Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.3 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.4 Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.5 Valid Issuance of Securities. . . . . . . . . . . . . . . . . . .3
     2.6 Governmental Consents . . . . . . . . . . . . . . . . . . . . . .4
     2.7 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.8 Intellectual Property . . . . . . . . . . . . . . . . . . . . . .4
     2.9 Compliance with Laws; Permits . . . . . . . . . . . . . . . . . .5
     2.10 Compliance with Other Instruments. . . . . . . . . . . . . . . .5
     2.11 Agreements; Action . . . . . . . . . . . . . . . . . . . . . . .5
     2.12 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.13 No Conflict of Interest. . . . . . . . . . . . . . . . . . . . .6
     2.14 Rights of Registration and Voting Rights . . . . . . . . . . . .7
     2.15 Title to Property and Assets . . . . . . . . . . . . . . . . . .7
     2.16 Financial Statements . . . . . . . . . . . . . . . . . . . . . .7
     2.17 Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.18 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . .8
     2.19 Tax Returns and Payments . . . . . . . . . . . . . . . . . . . .8
     2.20 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.21 Labor Agreements and Actions; Employees. . . . . . . . . . . . .9
     2.22 Confidential Information and Invention Assignment
          Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.23 Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.24 Corporate Documents. . . . . . . . . . . . . . . . . . . . . . 10
     2.25 Qualified Small Business Stock . . . . . . . . . . . . . . . . 10
     2.26 Obligations of Management. . . . . . . . . . . . . . . . . . . 10
     2.27 Section 83(b) Elections. . . . . . . . . . . . . . . . . . . . 10
     2.28 Real Property Holding Corporation. . . . . . . . . . . . . . . 11
     2.29 Small Business Concern . . . . . . . . . . . . . . . . . . . . 11
3. Representations and Warranties of the Purchasers. . . . . . . . . . . 11
     3.1 Authorization . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.2 Purchase Entirely for Own Account . . . . . . . . . . . . . . . 11
     3.3 Disclosure of Information . . . . . . . . . . . . . . . . . . . 11
     3.4 Restricted Securities . . . . . . . . . . . . . . . . . . . . . 12
     3.5 No Public Market. . . . . . . . . . . . . . . . . . . . . . . . 12
     3.6 Restrictions on Transfer. . . . . . . . . . . . . . . . . . . . 12
     3.7 Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.8 Accredited Investor . . . . . . . . . . . . . . . . . . . . . . 13


                                         -1-

     3.9 Foreign Investors . . . . . . . . . . . . . . . . . . . . . . . 13
4. Conditions of the Purchasers' Obligations at Closing. . . . . . . . . 13
     4.1 Representations and Warranties. . . . . . . . . . . . . . . . . 13
     4.2 Performance . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     4.3 Compliance Certificate. . . . . . . . . . . . . . . . . . . . . 14
     4.4 Qualifications. . . . . . . . . . . . . . . . . . . . . . . . . 14
     4.5 Opinion of Company Counsel. . . . . . . . . . . . . . . . . . . 14
     4.6 Board of Directors. . . . . . . . . . . . . . . . . . . . . . . 14
     4.7 Investors' Rights Agreement . . . . . . . . . . . . . . . . . . 14
     4.8 Voting Agreement. . . . . . . . . . . . . . . . . . . . . . . . 14
     4.9 Right of First Refusal Agreement. . . . . . . . . . . . . . . . 14
     4.10 Restated Certificate . . . . . . . . . . . . . . . . . . . . . 14
     4.11 Confidential Information and Invention Assignment Agreement. . 14
     4.12 SBA Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     4.13 Minimum Investment . . . . . . . . . . . . . . . . . . . . . . 15
     4.14 Approval of Racotek's Board of Directors . . . . . . . . . . . 15
5. Conditions of the Company's Obligations at Closing. . . . . . . . . . 15
     5.1 Representations and Warranties. . . . . . . . . . . . . . . . . 15
     5.2 Performance . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.3 Qualifications. . . . . . . . . . . . . . . . . . . . . . . . . 15
6. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     6.1 Survival of Warranties. . . . . . . . . . . . . . . . . . . . . 15
     6.2 Transfer; Successors and Assigns. . . . . . . . . . . . . . . . 15
     6.3 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 15
     6.4 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.5 Titles and Subtitles. . . . . . . . . . . . . . . . . . . . . . 16
     6.6 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.7 Finder's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     6.8 Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . 16
     6.9 Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . 17
     6.10 Amendments and Waivers . . . . . . . . . . . . . . . . . . . . 17
     6.11 Severability . . . . . . . . . . . . . . . . . . . . . . . . . 17
     6.12 Delays or Omissions. . . . . . . . . . . . . . . . . . . . . . 17
     6.13 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 17
     6.14 Corporate Securities Law . . . . . . . . . . . . . . . . . . . 17
     6.15 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 18
     6.16 Exculpation Among Purchasers . . . . . . . . . . . . . . . . . 18
     6.17 Waiver of Conflicts. . . . . . . . . . . . . . . . . . . . . . 18

                                    NEXTNET, INC.

                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

     This Series B Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of the 21st day of September, 1998 by and between NextNet, Inc., a Delaware corporation (the "COMPANY") and the investors listed on EXHIBIT A attached hereto (each a "PURCHASER" and together the "PURCHASERS").


     The parties hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED STOCK.

          1.1  SALE AND ISSUANCE OF SERIES B PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT B (the "RESTATED CERTIFICATE").

               (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series B Preferred Stock set forth opposite each such Purchaser's name on EXHIBIT A attached hereto at a purchase price of $4.00 per share. The shares of Series B Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "STOCK."

          1.2  CLOSING; DELIVERY.

               (a) The purchase and sale of the Stock shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 5:00 p.m., on September 21, 1998, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING").

               (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company's bank account.

               (c) If the full number of the authorized shares of Series B Preferred Stock of the Company is not sold at the Closing, the Company shall have the right, at any time within ninety (90) days of the Closing, to sell the remaining authorized but unissued shares of Series B Preferred Stock to one or more additional purchasers or to any Purchaser hereunder who wishes to acquire additional shares of Series B Preferred Stock as determined by the Board of Directors of the Company at the price and on the terms set forth herein. Any additional purchaser so acquiring shares of Series B Preferred Stock ("Additional Purchasers"), by executing and delivering to the Company an additional counterpart signature page to this Agreement, shall become a party to this Agreement, have the rights and obligations hereunder and, be considered a "Purchaser" for purposes of this Agreement. Any Series B Preferred Stock so acquired by such Additional Purchasers shall be considered "Stock" for purposes of this Agreement and all other agreements contemplated hereby. In addition, by executing and delivering to the Company additional counterpart signature pages to the Investor's Rights Agreement and the Voting Agreement (as such agreements are defined below) the Additional Purchasers shall become parties to such agreements and have the rights and obligations thereunder.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as EXHIBIT C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted in the Business Plan, as defined below. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

               (a) 4,900,000 shares of Preferred Stock, each with a par value of $0.0001 per share, of which 2,400,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing, of which 2,500,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

               (b) 25,100,000 shares of Common Stock, each with a par value of $0.0001 per share, 1,100,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved 4,900,000 shares of Common Stock for issuance upon conversion of the Preferred Stock.

               (c) The Company has reserved 2,017,544 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1998 Stock Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "STOCK PLAN"). Of such reserved shares of Common Stock, 1,000,000 shares have been issued pursuant to restricted stock purchase agreements, and 1,017,544 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

               (d) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), proxy or shareholder agreements, or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

               (e) Except as set forth on the Schedule of Exceptions, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or other similar transaction by the Company.

          2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

          2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, in the form attached hereto as EXHIBIT D (the "INVESTORS' RIGHTS AGREEMENT"), and the Voting Agreement in the form attached hereto as EXHIBIT E (the "VOTING AGREEMENT" and collectively with this Agreement and the Investors' Rights Agreement, the "AGREEMENTS"), the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "SECURITIES") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws. The sale of the Stock and the subsequent conversion of the Stock into shares of common stock (the "Conversion Shares") are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          The Company has all requisite corporate power and authority to execute and deliver the Agreements, to issue and sell the Stock and the Conversion Shares and to carry out the provisions of the Agreements and the Restated Certificate.

          2.5 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws and will have the rights, preferences and privileges as set forth in the Restated Certificate. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be offered, sold and issued, as contemplated by this Agreement, in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

          2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT").

          2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company, nor, to the Company's knowledge, is there any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8 INTELLECTUAL PROPERTY. To its knowledge, the Company owns or possesses sufficient legal rights to use without material cost, free and clear of all liens, charges, claims and restrictions, all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted in the Business Plan without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity.
The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed in the Business Plan, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as presently proposed in the Business Plan. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed in the Business Plan, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions, trade secrets or proprietary information of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.9 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

          2.10 COMPLIANCE WITH OTHER INSTRUMENTS.

               (a) The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

               (b) To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement.

          2.11 AGREEMENTS; ACTION.

               (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, that adversely affects its business as now conducted or as presently proposed to be conducted in the Business Plan, its assets or properties or its financial condition.

               (e) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.12 DISCLOSURE. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Stock including certain of the Company's projections describing its proposed business (collectively, the "BUSINESS PLAN"). The Agreements, the exhibits attached hereto or thereto, any certificate furnished or to be furnished to Purchasers at the Closing, the Business Plan or any other documents which have been prepared by the Company for the Purchasers or their attorneys or agents in connection with the transaction as contemplated by the Agreement (when read together) do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial and other projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve such projections.

          2.13 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any of its officers or directors, shareholders or employees or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers, directors, or shareholders or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company's knowledge, none of the Company's officers, directors or shareholders or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.14 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as contemplated in the Voting Agreement, neither the Company nor any stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

          2.15 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.16 FINANCIAL STATEMENTS. Except as set forth in the Business Plan, the Company has not prepared any balance sheet, income statement, statement of operations, statement of changes in financial position and stockholders' equity or other financial statement.

          2.17 CHANGES. Since the date of the Business Plan, there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Business Plan, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;


               (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, is not aware of any impending resignation or termination of employment of any such officer or key employee;

               (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

               (l) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company;

               (m) any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (n) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary; or

               (o) any arrangement or commitment by the Company to do any of the things described in this Section 2.16.

          2.18 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.19 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has not been audited (and is not presently under audit) in respect of any such tax return or report.

          2.20 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          2.21 LABOR AGREEMENTS AND ACTIONS; EMPLOYEES. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company's knowledge, no officer or key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee.

          2.22 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each former and current employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement. The Company is not aware, after reasonable inquiry, that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.23 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expenses, any similar authority for the conduct of its business as planned to be conducted in the Business Plan.

The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.24 CORPORATE DOCUMENTS. The Restated Certificate and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.25 QUALIFIED SMALL BUSINESS STOCK.

               (a) Immediately prior to the Closing, (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Section 1202(c)(3)(B) of the Internal Revenue Code of 1986 (the "CODE") during the one-year period preceding the Closing, and
(iii) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

               (b) The Company will take no tax reporting position inconsistent with the Stock qualifying as "qualified small business stock" under Section 1202 of the Code.

               (c)  The Company shall

                    (i) comply with applicable federal and California reporting obligations necessary to avoid disqualification of the Stock as "qualifying small business stock" under Section 1202 of the Code for so long as the Purchasers are owners of the Stock; and

                   (ii) agree not to repurchase any stock of the Company if such repurchase would constitute a significant redemption under Section 1202(c)(3)(b) of the Code and the Regulations thereunder with respect to such Stock.

          2.26 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full-time at the Company in the future.

          2.27 SECTION 83(b) ELECTIONS. To the Company's knowledge, all elections and notices permitted by Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company's common stock under agreements that provide for the vesting of such shares.

          2.28 REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

          2.29 SMALL BUSINESS CONCERN. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the "Federal Regulations")), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "Small Business Act"), and the regulations thereunder, including
Section 121.301 of Title 13 of the Federal Regulations (a "Small Business Concern"). The information delivered to each Purchaser that is a licensed Small Business Investment Company (an "SBIC Purchaser") on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct. The Company is not ineligible for financing by any SBIC Purchaser pursuant to Section 107.720 of Title 13 of the Federal Regulations. Based solely upon information provided to each SBIC Purchaser, the Company acknowledges that each SBIC Purchaser is a Federal licensee under the Small Business Investment Act of 1958, as amended.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company that:

          3.1 AUTHORIZATION. Such Purchaser has full power and authority to enter into this Agreement. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

          3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as the

Business Plan and any other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business which it believes to be material.

          3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

          3.6  RESTRICTIONS ON TRANSFER

               (a) Each Purchaser agrees not to make any disposition of all or any portion of the Stock or Conversion Shares unless and until:

                    (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                   (ii) (A) The transferee has agreed in writing to be bound by the terms of these restrictions, (B) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (iii)  Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser which is (A) a partnership to its partners, former partners or an affiliated partnership managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner or management company in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Purchaser's family member or trust for the benefit of an individual Purchaser ; PROVIDED that in each case the transferee will be subject to the terms of these restrictions to the same extent as if he were an original Purchaser hereunder.

          3.7 LEGENDS. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b)  Any legend set forth in the other Agreements.

               (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.8 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          3.9 FOREIGN INVESTORS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and
(iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

     4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

          4.5 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of EXHIBIT F.

          4.6 BOARD OF DIRECTORS. As of the Closing, the Board shall be comprised of Isaac Shpantzer, Joseph Costello, Dixon Doll, Barry Schiffman, Don Green, Vladimir Kelman with one seat remaining vacant.

          4.7 INVESTORS' RIGHTS AGREEMENT. The Company, each Purchaser, Racotek, Inc. ("RACOTEK"), Isaac Shpantzer, Vladimir Kelman and Beverly Waldorf shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as EXHIBIT D.

          4.8 VOTING AGREEMENT. The Company, each Purchaser, Racotek, Isaac Shpantzer, Vladimir Kelman, Beverly Waldorf, Eric Dunn, Stuart Froelich, Kerry Shore and Tony Klein shall have executed and delivered the Voting Agreement in substantially the form attached as EXHIBIT E.

          4.9 RIGHT OF FIRST REFUSAL AGREEMENT. The Company, each Purchaser and Racotek shall have executed and delivered the Right of First Refusal Agreement in substantially the form attached as EXHIBIT F.

          4.10 RESTATED CERTIFICATE. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

          4.11 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. The Company and each of its employees shall have entered into the Company's standard form Confidential Information and Invention Assignment Agreement, in substantially the form provided to the Purchasers.

          4. 12     SBA MATTERS.  The Company shall have executed and delivered to each SBIC Purchaser a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652, and shall have provided to each such Purchaser information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

          4.13 MINIMUM INVESTMENT. In the Initial Closing, the Company shall have received an aggregate investment of not less than $8,000,000.

          4.14 APPROVAL OF RACOTEK'S BOARD OF DIRECTORS. The assignment of certain technology pursuant to the Intellectual Property and Assets Transfer Agreement between Racotek and the Company of even date herewith shall have been approved by the disinterested members of the Board of Directors of Racotek.

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

          5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

     6.   MISCELLANEOUS.

          6.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

          6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or ten (10) days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or EXHIBIT A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to:

          Glen R. Van Ligten
          Venture Law Group,
          A Professional Corporation,
          2800 Sand Hill Road
          Menlo Park, CA 94025

          or (b) if to the Purchasers, with a copy to:

          Stephanie Anagnostou
          Cooley Godward LLP
          3000 Sand Hill Road
          Building 3, Suite 230
          Menlo Park, CA 94025

          6.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8 FEES AND EXPENSES. The Company shall pay the reasonable fees and expenses of Cooley Godward LLP, the counsel for JAFCO America Ventures, Inc. (and its affiliates), incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $15,000.

          6.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least 66 2/3% of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this
Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

          6.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          6.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          6.13 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          6.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY

SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          6.15 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder, provided that, in connection with its periodic reports to its partners or shareholders, each Purchaser may, without first obtaining such written consent, make general statements, not containing technical information, regarding the nature and progress of the Company's business. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

          6.16 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that neither Racotek nor any Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of Racotek or any Purchaser shall be liable to any Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

          6.17 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Venture Law Group's representation of certain of the Purchasers in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated hereby.



                               [Signature Pages Follow]

     The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

                              COMPANY:


                              NEXTNET, INC.


                              By:    \s\  Issac Shpantzer
                                      Isaac Shpantzer, President

                              Address:
                              11173 Meg Grace Lane
                              Eden Prairie, MN  55344






            SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                              PURCHASERS:


                              SVM STAR VENTURES MANAGEMENTGESELLSCHAFT mbH Nr. 3 & CO. BETEILIGUNGS KG Nr. 2
                              By:  SVM Star Ventures Management-
                                      gesellschaft mbH No. 3

                              By:  \s\  Dr. Meir Barel
                                   Dr. Meir Barel

                              Address:
                              Posartstrasse 9
                              D-81679 Munich, Germany
                              Facsimile:  49-89-419-43030



            SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                              PURCHASERS:


                              SVE STAR VENTURES ENTERPRISES NO. VII, A GERMAN CIVIL LAW PARTNERSHIP (with limitation of liability)
                              By:  SVM Star Ventures Management-
                                       gesellschaft mbH No. 3

                              By:   \s\  Dr. Meir Barel
                                    Dr. Meir Barel

                              Address:
                              Posartstrasse 9
                              D-81679 Munich, Germany
                              Facsimile:  49-89-419-43030



            SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                              PURCHASERS:


                              STAR SEED ENTERPRISES, A GERMAN CIVIL LAW
                              PARTNERSHIP (with limitation of liability)
                              By:  Star-Seed Managementgesellschaft mbH


                              By:   \s\  Dr. Meir Barel
                                    Dr. Meir Barel

                              Address:
                              Posartstrasse 9
                              D-81679 Munich, Germany
                              Facsimile:  49-89-419-43030


            SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                              PURCHASERS:

                              DOLL TECHNOLOGY INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP
                              By: Doll Technology Investment Management, LLC,
                                     its General Partner

                              By:   \s\  Dixon R. Doll
                              Name:  Dixon R. Doll

                              Address:
                              3000 Sand Hill Road
                              Building 3, Suite 225
                              Menlo Park, CA 94025



            SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                              PURCHASERS:


                              DOLL TECHNOLOGY AFFILIATES FUND, L.P.
                              By:  Doll Technology Investment Management, LLC,
                                      its General Partner

                              By:  \s\  Dixon R. Doll
                              Name: Dixon R. Doll

                              Address:
                              3000 Sand Hill Road
                              Building 3, Suite 225
                              Menlo Park, CA 94025



            SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                              PURCHASERS:


                              DOLL TECHNOLOGY SIDE FUND, L.P.
                              By:  Doll Technology Investment Management, LLC,
                                      its General Partner

                              By:  \s\  Dixon R. Doll
                              Name: Dixon R. Doll

                              Address:
                              3000 Sand Hill Road
                              Building 3, Suite 225
                              Menlo Park, CA 94025

                              PURCHASERS:

                              DON GREEN


                              By:  \s\  Don Green
                                   Don Green

                              Address:
                              I Willowbrook Court
                              Petaluma, CA 94954

                              PURCHASERS:

                              JAFCO Co., Ltd.
                              (Investing Entity)

                              By:   \s\  Hitoshi Imuta
                              Name: Hitoshi Imuta
                                    Chairman
                                    JAFCO America Ventures, Inc.
                                    Attorney-in-fact

                              Address:
                              JAFCO America Ventures
                              505 Hamilton Street
                              Suite 310
                              Palo Alto, CA 94301

                              PURCHASERS:

                              JAFCO G-6 (A) Investment Enterprise Partnership (Investing Entity)


                              By:   \s\  Hitoshi Imuta
                              Name:  Hitoshi Imuta
                                     Chairman
                                     JAFCO America Ventures, Inc.
                                     Attorney-in-fact

                              Address:
                              JAFCO America Ventures
                              505 Hamilton Street
                              Suite 310
                              Palo Alto, CA 94301

                              PURCHASERS:

                              JAFCO G-6 (B) Investment Enterprise Partnership (Investing Entity)

                              By:   \s\  Hitoshi Imuta
                              Name:  Hitoshi Imuta
                                     Chairman
                                     JAFCO America Ventures, Inc.
                                     Attorney-in-fact


                              Address:
                              JAFCO America Ventures
                              505 Hamilton Street
                              Suite 310
                              Palo Alto, CA 94301

                              PURCHASERS:

                              JAFCO G-7 (A) Investment Enterprise Partnership (Investing Entity)

                              By:   \s\  Hitoshi Imuta
                              Name:  Hitoshi Imuta
                                     Chairman
                                     JAFCO America Ventures, Inc.
                                     Attorney-in-fact

                              Address:
                              JAFCO America Ventures
                              505 Hamilton Street
                              Suite 310
                              Palo Alto, CA 94301

                              PURCHASERS:

                              JAFCO G-7 (B) Investment Enterprise Partnership (Investing Entity)

                              By:   \s\  Hitoshi Imuta
                              Name:  Hitoshi Imuta
                                     Chairman
                                     JAFCO America Ventures, Inc.
                                     Attorney-in-fact

                              Address:
                              JAFCO America Ventures
                              505 Hamilton Street
                              Suite 310
                              Palo Alto, CA 94301

                              PURCHASERS:

                              JAFCO USIT Fund III, L.P.
                              (Investing Entity)

                              By:   \s\  Hitoshi Imuta
                              Name:  Hitoshi Imuta
                                     Chairman
                                     JAFCO America Ventures, Inc.
                                     Its Executive Partner

                              Address:
                              JAFCO America Ventures
                              505 Hamilton Street
                              Suite 310
                              Palo Alto, CA 94301

                              PURCHASERS



                              ____________________________________
                              Dovrat, Shrem & Co., Ltd.


                              ____________________________________
                              Horizon Fund Ltd.


                              ____________________________________
                              Dovrat, Shrem-Skies Fund 92' Ltd.


                              ____________________________________
                              Dovrat, Shrem-Rainbow Fund, Ltd.


                              ____________________________________
                              Canada Israel Opportunity Fund L.P.


                              _____________________________________
                              The Canada-Israel Opportunity Fund II


                              ____________________________________
                              Dovrat, Shrem Founders Group,
                                 Limited Partnership


                              Address:
                              Dovrat, Shrem & Co.
                              Shaul Hamelech Avenue #37
                              Tel Aviv 64928
                              ISRAEL